Exhibit 99.2


                                                   Contacts:  Ron Hutchison
                                                          Aurora Foods Inc.
                                                               314-801-2310

                                                           Chuck Dohrenwend
                                                                Alan Oshiki
                                                 Broadgate Consultants Inc.
                                                               212-232-2222

FOR IMMEDIATE RELEASE
---------------------

        Aurora Announces Continued Progress in Its Reorganization Under
              Chapter 11 to Effect Its Merger with Pinnacle Foods

                         Disclosure Statement Approved

                Confirmation Hearing Set for February 17, 2004

                  __________________________________________

ST. LOUIS, January 13, 2004 - Aurora Foods Inc. (OTCBB: AURF), a producer and marketer of leading food brands, announced today continued progress in connection with its pending reorganization under Chapter 11 of the U.S. Bankruptcy Code to effect its previously announced merger with Pinnacle Foods.

         At a hearing held on Friday, January 9, 2004, the Delaware Bankruptcy Court approved a series of orders requested by Aurora and gave Aurora the authority to proceed with mailing to holders of the Company's outstanding senior subordinated notes Aurora's Reorganization Plan and Disclosure Statement and related documents soliciting their approval of the transaction. The Disclosure Statement will be accompanied by a Letter of Support for the Reorganization Plan by the Official Committee of Aurora's Unsecured Creditors.

         The Delaware Bankruptcy Court has set a confirmation hearing on Aurora's Reorganization Plan for February 17, 2004.

         On January 8, 2004, the Court entered an order allowing Aurora to pay vendors that participated in its previously announced vendor lien program.

         The Company also announced it had entered into an Amendment, dated January 8, 2004, to its merger agreement with Crunch Equity Holding, LLC, the parent of Pinnacle. The Amendment, among other things, clarifies that claims of the Company's bondholders include accrued interest on the notes through commencement of the bankruptcy case.

         The Company further announced that the applicable waiting period had expired under the Hart-Scott-Rodino Antitrust Improvements Act.

         The transaction remains subject to a number of conditions, including receipt of financing and bankruptcy court approvals. No assurance can be given that the conditions to closing the transaction will be satisfied, or that the transaction ultimately will be consummated.

         Aurora expects to continue to operate its business in the ordinary course and to conduct its business without interruption during the restructuring process.

About Aurora Foods Inc.
----------------------

         Aurora Foods Inc., based in St. Louis, Missouri, is a producer and marketer of leading food brands, including Duncan Hines(R) baking mixes; Log Cabin(R), Mrs. Butterworth's(R) and Country Kitchen(R) syrups; Lender's(R) bagels; Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood; Aunt Jemima(R) frozen breakfast products; Celeste(R) frozen pizza; and Chef's Choice(R) skillet meals. More information about Aurora may be found on the Company's Web site at http://www.aurorafoods.com.

CAUTIONARY NOTE: Statements contained in this press release that are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and which may affect the Company's prospects in general. For a summary of such risks and uncertainties, see the Company's periodic reports and other filings with the Securities and Exchange Commission.



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